Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated April 4, 2011, as supplemented by	Registration Statement No. 333-173299
the Prospectus Supplement dated June 18, 2012)	November 8, 2012

Zions Direct Auctions - Results 11/8/12 11:50 AM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT Auctions OPEN ACCOUNT LOGIN 1.800.524.8875

AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS

HOME :: AUCTION #7452

ZIONS BANCORPORATION

Results

Zions Bancorporation Senior Note / 3 Year Corporates

Non-redeemable prior to November 16, 2013, then callable at par on interest payment dates thereafter. | BBB- (S&P); BBB- (Fitch); and BBB(low) (DBRS).

This is a bid by Coupon auction. Please refer to the Offering Documents for more information

Notice: The auction has been extended until 11/8/2012 1:37:58 PM EST.

Auction Status:	CLOSED
Auction Start:	11/1/2012 1:30 PM EDT
Auction End:	11/8/2012 1:37 PM EST
Last Update:	11/8/2012 1:50:08 PM EST

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon	2.550%
Maturity Date:	11/16/2015

Offering Documents

Auction Details

ISSUE INFORMATION

Call Feature:	Callable
First Call Date:	11/16/2013
First Call Price:	100.000000
Settlement Date:	11/14/2012
First Interest Date:	5/16/2013
Int. Frequency:	Semi-Annually
Day Basis:	30/360
CUSIP Number:	98970EBU2
Principal Offered:	$ 15,000,000.00
Units Offered:	15000
Denomination:	$ 1,000.00
Bid Multiple:	Multiples of 0.05
Min. Yield:	2.250%
Max. Yield:	3.500%
Fixed Price:	100.000000

BIDDING INFORMATION

Number of Bidders:	156
Number of Bids:	193
Amt. of Bids:	$ 32,381,000.00
Coverage:	215.87%
Highest Bid:	100.000000
Lowest Bid:	100.000000
Bid Spread:	0.000000
Num. Bids Accepted:	98
Num. Bidders with Bids Accepted:	96
Highest Bid Accepted:	100.000000
Lowest Bid Accepted:	100.000000

Bids

Final Market-Clearing Yield*: 2.550%

Bidder	Units	Yield	Fixed Price	Timestamp	Awarded	Amount Due
#32171	50	2.250%	100.000000	11/1/2012 5:29:27 PM	50 units	$ 50,000.00
#32170	15	2.250%	100.000000	11/1/2012 7:50:21 PM	15 units	$ 15,000.00
#32172	30	2.250%	100.000000	11/1/2012 8:02:59 PM	30 units	$ 30,000.00
#32173	25	2.250%	100.000000	11/1/2012 8:03:56 PM	25 units	$ 25,000.00
#32174	20	2.250%	100.000000	11/1/2012 8:05:07 PM	20 units	$ 20,000.00
#32175	20	2.250%	100.000000	11/1/2012 8:06:08 PM	20 units	$ 20,000.00
#32176	20	2.250%	100.000000	11/1/2012 8:07:22 PM	20 units	$ 20,000.00

https://www.auctions.zionsdirect.com/auction/7452/results Page 1 of 3

Zions Direct Auctions - Results 11/8/12 11:50 AM

#32185	50	2.250%	100.000000	11/2/2012 11:54:08 AM	50 units	$ 50,000.00
#7488	25	2.250%	100.000000	11/2/2012 12:27:02 PM	25 units	$ 25,000.00
#32190	25	2.250%	100.000000	11/2/2012 4:12:32 PM	25 units	$ 25,000.00
#32194	50	2.250%	100.000000	11/5/2012 11:15:11 AM	50 units	$ 50,000.00
#32204	10	2.250%	100.000000	11/5/2012 6:26:00 PM	10 units	$ 10,000.00
#27054	10	2.250%	100.000000	11/6/2012 11:26:44 AM	10 units	$ 10,000.00
#32229	20	2.250%	100.000000	11/6/2012 2:26:29 PM	20 units	$ 20,000.00
#32241	5	2.250%	100.000000	11/6/2012 4:35:07 PM	5 units	$ 5,000.00
#13196	4,300	2.250%	100.000000	11/7/2012 3:39:01 PM	4,300 units	$ 4,300,000.00
#32030	50	2.250%	100.000000	11/7/2012 3:59:31 PM	50 units	$ 50,000.00
#12466	5	2.250%	100.000000	11/8/2012 12:21:04 PM	5 units	$ 5,000.00
#19073	20	2.250%	100.000000	11/8/2012 1:26:01 PM	20 units	$ 20,000.00
#19072	30	2.250%	100.000000	11/8/2012 1:27:35 PM	30 units	$ 30,000.00
#32029	15	2.250%	100.000000	11/8/2012 1:31:14 PM	15 units	$ 15,000.00
#32090	500	2.300%	100.000000	11/7/2012 6:09:27 PM	500 units	$ 500,000.00
#32105	70	2.300%	100.000000	11/7/2012 6:26:32 PM	70 units	$ 70,000.00
#32104	22	2.300%	100.000000	11/7/2012 6:29:45 PM	22 units	$ 22,000.00
#32103	15	2.300%	100.000000	11/7/2012 6:32:43 PM	15 units	$ 15,000.00
#32102	15	2.300%	100.000000	11/7/2012 6:36:13 PM	15 units	$ 15,000.00
#32101	75	2.300%	100.000000	11/7/2012 6:39:40 PM	75 units	$ 75,000.00
#32100	25	2.300%	100.000000	11/7/2012 6:42:54 PM	25 units	$ 25,000.00
#32098	185	2.300%	100.000000	11/8/2012 10:48:56 AM	185 units	$ 185,000.00
#32097	50	2.300%	100.000000	11/8/2012 11:04:50 AM	50 units	$ 50,000.00
#32096	25	2.300%	100.000000	11/8/2012 11:19:53 AM	25 units	$ 25,000.00
#32095	300	2.300%	100.000000	11/8/2012 11:38:51 AM	300 units	$ 300,000.00
#32094	250	2.300%	100.000000	11/8/2012 11:41:39 AM	250 units	$ 250,000.00
#32093	200	2.300%	100.000000	11/8/2012 11:44:26 AM	200 units	$ 200,000.00
#32092	250	2.300%	100.000000	11/8/2012 11:47:47 AM	250 units	$ 250,000.00
#32091	250	2.300%	100.000000	11/8/2012 11:51:10 AM	250 units	$ 250,000.00
#32099	250	2.300%	100.000000	11/8/2012 11:54:44 AM	250 units	$ 250,000.00
#29859	500	2.400%	100.000000	11/8/2012 1:33:44 PM	500 units	$ 500,000.00
#32177	25	2.500%	100.000000	11/1/2012 8:08:42 PM	25 units	$ 25,000.00
#32178	5	2.500%	100.000000	11/1/2012 8:09:54 PM	5 units	$ 5,000.00

https://www.auctions.zionsdirect.com/auction/7452/results Page 2 of 3

Zions Direct Auctions - Results 11/8/12 11:50 AM

#32179	10	2.500%	100.000000	11/1/2012 8:11:01 PM	10 units	$ 10,000.00
#32180	5	2.500%	100.000000	11/1/2012 8:16:38 PM	5 units	$ 5,000.00
#32181	10	2.500%	100.000000	11/1/2012 8:17:42 PM	10 units	$ 10,000.00
#32182	3	2.500%	100.000000	11/1/2012 8:18:40 PM	3 units	$ 3,000.00
#32183	5	2.500%	100.000000	11/1/2012 8:19:51 PM	5 units	$ 5,000.00
#29912	50	2.500%	100.000000	11/2/2012 1:30:09 PM	50 units	$ 50,000.00
#23723	100	2.500%	100.000000	11/2/2012 3:23:32 PM	100 units	$ 100,000.00
#32199	10	2.500%	100.000000	11/5/2012 6:21:47 PM	10 units	$ 10,000.00
#32200	5	2.500%	100.000000	11/5/2012 6:22:32 PM	5 units	$ 5,000.00
#32201	4	2.500%	100.000000	11/5/2012 6:23:52 PM	4 units	$ 4,000.00
				Auction Totals:	15,000 units	$ 15,000,000.00

Page 1 of 4

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated June 18, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank Colorado, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works®

ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/7452/results Page 3 of 3

Zions Direct Auctions - Results 11/8/12 11:50 AM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT® Auctions OPEN ACCOUNT LOGIN 1.800.524.8875

AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS

HOME :: AUCTION #7452

ZIONS BANCORPORATION

Results

Zions Bancorporation Senior Note / 3 Year Corporates

Non-redeemable prior to November 16, 2013, then callable at par on interest payment dates thereafter. | BBB- (S&P); BBB- (Fitch); and BBB(low) (DBRS).

This is a bid by Coupon auction. Please refer to the Offering Documents for more information

Notice: The auction has been extended until 11/8/2012 1:37:58 PM EST.

Auction Status:	CLOSED
Auction Start:	11/1/2012 1:30 PM EDT
Auction End:	11/8/2012 1:37 PM EST
Last Update:	11/8/2012 1:50:23 PM EST

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon	2.550%
Maturity Date:	11/16/2015

Offering Documents

▶ Auction Details

Bids

Final Market-Clearing Yield*: 2.550%

Bidder	Units	Yield	Fixed Price	Timestamp	Awarded	Amount Due
#32202	10	2.500%	100.000000	11/5/2012 6:24:30 PM	10 units	$ 10,000.00
#32203	25	2.500%	100.000000	11/5/2012 6:25:26 PM	25 units	$ 25,000.00
#32205	5	2.500%	100.000000	11/5/2012 6:26:37 PM	5 units	$ 5,000.00
#32206	5	2.500%	100.000000	11/5/2012 6:27:13 PM	5 units	$ 5,000.00
#32210	15	2.500%	100.000000	11/6/2012 12:55:32 PM	15 units	$ 15,000.00
#32211	15	2.500%	100.000000	11/6/2012 12:56:12 PM	15 units	$ 15,000.00
#32212	10	2.500%	100.000000	11/6/2012 12:56:55 PM	10 units	$ 10,000.00
#32213	15	2.500%	100.000000	11/6/2012 12:57:32 PM	15 units	$ 15,000.00
#32214	15	2.500%	100.000000	11/6/2012 12:58:20 PM	15 units	$ 15,000.00
#32215	35	2.500%	100.000000	11/6/2012 12:58:58 PM	35 units	$ 35,000.00
#32216	10	2.500%	100.000000	11/6/2012 12:59:36 PM	10 units	$ 10,000.00
#32217	25	2.500%	100.000000	11/6/2012 1:00:20 PM	25 units	$ 25,000.00
#32218	25	2.500%	100.000000	11/6/2012 1:00:57 PM	25 units	$ 25,000.00
#32219	30	2.500%	100.000000	11/6/2012 1:01:32 PM	30 units	$ 30,000.00
#32220	30	2.500%	100.000000	11/6/2012 1:02:22 PM	30 units	$ 30,000.00
#32221	5	2.500%	100.000000	11/6/2012 1:03:00 PM	5 units	$ 5,000.00
#32223	30	2.500%	100.000000	11/6/2012 1:33:30 PM	30 units	$ 30,000.00

https://www.auctions.zionsdirect.com/auction/7452/results?csrf_toke...203fe97e5b89b8e3fa9e0f64&sort=ytw&sort_direction=asc&page=2&pages=4 Page 1 of 3

Zions Direct Auctions - Results 11/8/12 11:50 AM

#32230	5	2.500%	100.000000	11/6/2012 3:42:11 PM	5 units	$ 5,000.00
#32231	5	2.500%	100.000000	11/6/2012 3:42:49 PM	5 units	$ 5,000.00
#32232	10	2.500%	100.000000	11/6/2012 3:43:32 PM	10 units	$ 10,000.00
#32237	10	2.500%	100.000000	11/6/2012 4:23:43 PM	10 units	$ 10,000.00
#32238	10	2.500%	100.000000	11/6/2012 4:24:32 PM	10 units	$ 10,000.00
#32239	10	2.500%	100.000000	11/6/2012 4:25:12 PM	10 units	$ 10,000.00
#32240	25	2.500%	100.000000	11/6/2012 4:25:49 PM	25 units	$ 25,000.00
#16929	75	2.500%	100.000000	11/7/2012 11:22:46 AM	75 units	$ 75,000.00
#32028	200	2.500%	100.000000	11/7/2012 2:38:36 PM	200 units	$ 200,000.00
#32252	20	2.500%	100.000000	11/7/2012 3:43:33 PM	20 units	$ 20,000.00
#32255	100	2.500%	100.000000	11/7/2012 4:51:50 PM	100 units	$ 100,000.00
#32256	50	2.500%	100.000000	11/7/2012 4:52:25 PM	50 units	$ 50,000.00
#32265	180	2.500%	100.000000	11/8/2012 10:14:09 AM	180 units	$ 180,000.00
#32266	10	2.500%	100.000000	11/8/2012 11:39:22 AM	10 units	$ 10,000.00
#29773	1,000	2.500%	100.000000	11/8/2012 12:16:03 PM	1,000 units	$ 1,000,000.00
#24626	6	2.500%	100.000000	11/8/2012 12:18:11 PM	6 units	$ 6,000.00
#24582	5	2.500%	100.000000	11/8/2012 12:24:25 PM	5 units	$ 5,000.00
#29772	1,000	2.500%	100.000000	11/8/2012 12:59:59 PM	1,000 units	$ 1,000,000.00
#13950	1	2.500%	100.000000	11/8/2012 1:04:29 PM	1 unit	$ 1,000.00
#6290	1	2.500%	100.000000	11/8/2012 1:06:52 PM	1 unit	$ 1,000.00
#23034	16	2.500%	100.000000	11/8/2012 1:27:02 PM	16 units	$ 16,000.00
#28214	500	2.500%	100.000000	11/8/2012 1:27:07 PM	500 units	$ 500,000.00
#23314	40	2.500%	100.000000	11/8/2012 1:27:38 PM	40 units	$ 40,000.00
#26725	40	2.500%	100.000000	11/8/2012 1:29:27 PM	40 units	$ 40,000.00
#29857	1,000	2.500%	100.000000	11/8/2012 1:30:51 PM	1,000 units	$ 1,000,000.00
#29857	1,000	2.500%	100.000000	11/8/2012 1:30:51 PM	1,000 units	$ 1,000,000.00
#23436	500	2.500%	100.000000	11/8/2012 1:35:58 PM	500 units	$ 500,000.00
#23436	500	2.500%	100.000000	11/8/2012 1:35:58 PM	500 units	$ 500,000.00
#31688	100	2.550%	100.000000	11/8/2012 1:31:46 PM	100 units	$ 100,000.00
#14033	1	2.550%	100.000000	11/8/2012 1:32:50 PM	1 unit	$ 1,000.00
#30352	3,000	2.550%	100.000000	11/8/2012 1:34:28 PM	266 units	$ 266,000.00
#32227	7	2.600%	100.000000	11/6/2012 2:04:00 PM	Rejected: Yield	
#32228	7	2.600%	100.000000	11/6/2012 2:04:34 PM	Rejected: Yield	

https://www.auctions.zionsdirect.com/auction/7452/results?csrf_toke...203fe97e5b89b8e3fa9e0f64&sort=ytw&sort_direction=asc&page=2&pages=4 Page 2 of 3

Zions Direct Auctions - Results 11/8/12 11:50 AM

Auction Totals:	15,000 units	$ 15,000,000.00

Page 2 of 4

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated June 18, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works

Secured by Entrust

ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/7452/results?csrf_toke...203fe97e5b89b8e3fa9e0f64&sort=ytw&sort_direction=asc&page=2&pages=4 Page 3 of 3